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                       KPMG LLP                    Telephone       617 988 1000
                       99 High Street              Fax             617 988 0800
                       Boston, MA 02110-2371       Internet     www.us.kpmg.com






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Trustees and Shareholders
Julius Baer Investment Funds:

The Board of Directors and Shareholders
Julius Baer Global Equity Fund Inc.:

We consent to the use of our reports, dated December 3, 2004, on the financial statements of Julius Baer Global Equity Fund, Inc. and, dated December 8, 2004, on the financial statements of Julius Baer International Equity Fund, Julius Baer Total Return Bond Fund, and Julius Baer Global High Yield Bond Fund, each a series of Julius Baer Investment Funds, each incorporated by reference into this registration form filed on Form N-1A and to the references to our firm under the captions "Financial Highlights" in the prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.


/s/ KPMG LLP

Boston, Massachusetts
February 28, 2005